AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL
                                  for Units of
           NATIONAL REAL ESTATE LIMITED PARTNERSHIP INCOME PROPERTIES
                                for $210 per Unit

     Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver ("Transfer") to Millenium Management, LLC, a California limited liability company (the "Purchaser"), all of the Seller's right, title and interest in such Seller's units of limited partnership interest ("Units") of National Real Estate Limited Partnership Income Properties, a Wisconsin limited partnership (the "Partnership"), at the cash purchase price of $210 per Unit, without interest, less the amount of Distributions (as defined in the Offer to Purchase) per Unit, if any, made to Seller by the Partnership after April 9, 2001, and less any transfer fees imposed by the Partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 10, 2001, as it may be supplemented or amended (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

     Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, legal claims, settlements and awards, voting rights and other benefits of any nature whatsoever distributable or allocable to Seller's tendered Units, and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the date upon which the Purchaser purchases Units tendered pursuant to the Offer. Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to all tendered Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records, change the address of record of tendered Units prior to or after completion of the Transfer, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the Partnership's books maintained by the General Partners of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to execute and deliver in the name and on behalf of Seller any and all instruments or documents the Partnership or its General Partners may request in order to complete the Transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Units, or other forms required by the Partnership or its General Partners), to immediately revoke and withdraw all prior tenders of Units, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

     Seller hereby represents and warrants to the Purchaser that Seller owns all Units tendered pursuant to the Offer. Seller further hereby represents and warrants to Purchaser that Seller has full power and authority to validly sell, assign, transfer and deliver such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of such entity.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those Units accepted for payment by the Purchaser and any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

     Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. Seller hereby also certifies, under penalties of perjury, that Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

     Upon completion and recording of the Transfer, the Purchaser accepts all of the terms and conditions of the Partnership Agreement, as amended. The Seller requests that the Purchaser become a substitute limited partner of the Partnership. The Seller also hereby separately instructs the Partnership and its General Partners to immediately change the address of Seller's account to the Purchaser's address. Seller agrees that the Partnership and its General Partners shall have no liability to Seller for immediately making the address change or for transferring the Units under this Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser, and such determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will also be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.


_________________________________________          _____________________________
[Social Security or Taxpayer ID Number(s)]         [Signature of Owner]

                                                  ____________________/________
____________________/____________________          [Print Name]           [Date]
[Phone Number]      / [Fax or E-mail]

_________________________________________          _____________________________
[If Selling Less than ALL UNITS, Specify Number]   [Signature of Co-Owner]

                                                   ____________________/________
_______________/_________________/___________      [Print Name]           [Date]
[IRA Custodian / Account No./ Phone (if applicable)]

                        --------------------------------------------------------
                                 Forward the completed Letter of Transmittal and
                          original Partnership Certificate(s) (if available) to:
                                                       Millenium Management, LLC
                                               199 S. Los Robles Ave., Suite 440
                                                              Pasadena, CA 91101
                                          Attn: Securities Processing Department
                                                                  (626) 585-5920
                                    Re: National Real Estate Limited Partnership
                                                               Income Properties
                        --------------------------------------------------------